Exhibit 8.2

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FIRM / AFFILIATE OFFICES
May 8, 2009	Abu Dhabi Barcelona Brussels Chicago Doha Dubai Frankfurt Hamburg Hong Kong London Los Angeles Madrid Milan Moscow	Munich New Jersey New York Orange County Paris Rome San Diego San Francisco Shanghai Silicon Valley Singapore Tokyo Washington, D.C.
Xinhua Sports & Entertainment Limited
2201, Tower D, Central International Trade Center
6A Jian Wai Avenue, Chaoyang District
Beijing, 100022
People’s Republic of China
Re: American Depositary Shares of Xinhua Sports & Entertainment Limited (the “Company”)
Ladies and Gentlemen:
     In connection with the proposed sale from time to time by certain selling shareholders of American Depositary Shares (“ADSs”), each of which represents two class A common shares, par value $0.001 per share (the “Shares”), of the Company pursuant to the registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 8, 2009, you have requested our opinion concerning the statements in the Registration Statement under the caption “Taxation—United States Federal Income Taxation.”
     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement and the Company’s responses to our examinations and inquiries.
     In our capacity as special United States counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents.

May 8, 2009

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.
     Based on such facts and subject to the limitations set forth in the Registration Statement, the statements of law or legal conclusions in the Registration Statement under the caption “Taxation—United States Federal Income Taxation” constitute the opinion of Latham & Watkins LLP as to the material tax consequences of an investment in the ADSs or Shares.
     No opinion is expressed as to any matter not discussed herein.
     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or any other documents we reviewed in connection with the transactions set forth therein may affect the conclusions stated herein.
     This opinion is furnished to you and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

LATHAM & WATKINS LLP